UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2017

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2017, OncoSec Medical Incorporated (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), pursuant to which the Company may offer and sell, from time to time through or to Oppenheimer, acting as sales agent or principal, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate gross sales price of up to $8,400,000 (the “Shares”).

Sales of the Shares under the Distribution Agreement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Capital Market, sales made to or through a market maker other than on an exchange or otherwise, and in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

The Company is not required to request any sales under the Distribution Agreement, and Oppenheimer is not required to sell any specific number or dollar amount of Shares under the Distribution Agreement. The actual number of Shares that may be issued and sold under the Distribution Agreement, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any Shares are actually sold (which may be influenced by market conditions, the trading price of the Common Stock and other factors) and the Company’s determinations as to the appropriate timing, sources and amounts of funding it needs. As a result, the amount of net proceeds the Company will receive from sales of Shares under the Distribution Agreement, if any, is not determinable at this time. The Company intends to use such net proceeds, if any, for working capital and general corporate purposes, including primarily for its PISCES study, a planned Phase II registration-directed study of the Company’s lead product candidate, ImmunoPulse® IL-12, in combination with Merck & Co., Inc.’s approved anti-PD-1 antibody KEYTRUDA® in patients with advanced, metastatic (stage 3-4) melanoma who previously failed anti-PD-1 therapy, as well as for other research and development activities.

Oppenheimer will be entitled to compensation of 2.5% of the gross proceeds from the sale of Shares through it as sales agent under the Distribution Agreement. Under the Distribution Agreement, the Company may also sell Shares to Oppenheimer, as principal for its own account, at a price to be agreed upon at the time of sale, to the extent permitted by Rule 415 and NASDAQ rules. Also, the Company has agreed to reimburse Oppenheimer its reasonable documented out-of-pocket expenses incurred by it in connection with the transactions and other matters contemplated under the Distribution Agreement, up to an aggregate of $70,000. The Company has also agreed to provide indemnification and contribution to Oppenheimer against certain civil liabilities, including liabilities under the Securities Act.

The offering of the Shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all the Shares subject to the Distribution Agreement or (ii) termination of the Distribution Agreement. The Distribution Agreement may be terminated by Oppenheimer or the Company, each in its sole discretion, at any time by giving notice to the other party.

The Shares that may be offered and sold under the Distribution Agreement have been registered under the Securities Act pursuant to the Company’s registration statement on Form S-3 (File No. 333-213036) (including the accompanying base prospectus), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 25, 2016 (the “Registration Statement”), as supplemented by a prospectus supplement dated July 25, 2017, and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The foregoing description of the Distribution Agreement is only a summary and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Distribution Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to such agreement and as of specific dates and may be subject to specific limitations agreed to by the parties to such agreement.

A copy of the opinion of McDonald Carano LLP relating to the legality of the issuance and sale of the Shares pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

No statement in this document or the attached exhibits is to be construed as an offer to sell or a solicitation of an offer to buy the Shares or any other security, and no offer, solicitation or sale of the Shares or any other security will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated July 25, 2017, by and between OncoSec Medical Incorporated and Oppenheimer & Co. Inc.

5.1	Opinion of McDonald Carano LLP.

23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: July 25, 2017	By:	/s/ Punit Dhillon
	Name:	Punit Dhillon
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated July 25, 2017, by and between OncoSec Medical Incorporated and Oppenheimer & Co. Inc.

5.1	Opinion of McDonald Carano LLP.

23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1).

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